Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of VICORP Restaurants, Inc. (the “Company”) on Form 10-Q for the period ended July 12, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Kenneth Keymer, Chief Executive Officer, and Anthony Carroll, Chief Financial Officer and Chief Administrative Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his or her knowledge and belief, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 27, 2007	/s/ Kenneth Keymer
Kenneth Keymer
Chief Executive Officer

Date: August 27, 2007	/s/ Anthony Carroll
Anthony Carroll
Chief Financial Officer and Chief Administrative Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to VICORP Restaurants, Inc. and will be retained by VICORP Restaurants, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.